UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: September 28, 2005

SOLAR ENERGY LIMITED

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)
000-30060 (Commission File Number)	76-0418364 (IRS Employer Identification Number)

Andrew Wallace, Chief Executive Officer

145-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2
(Address of principal Executive offices)

(604) 669-4771
(Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

   ITEM 5.02                                       Departure of Directors or Principal Officers; Election of Directors;

                                                            Appointment of Principal Officers

(a)(b)     Effective September 28, 2005, the board of directors of Solar Energy Limited (the “Company”) was advised of the death of Mr. Peter Tsaparas. Mr. Tsaparas served on the Company’s board of directors and as the Company’s chief executive officer.

(c)     Effective October 6, 2005, the board of directors appointed Andrew Wallace as the Company’s chief executive officer. Mr. Wallace attended the University of British Columbia Faculty of Business Administration and Commerce and has extensive business experience in real estate development. Mr. Wallace acted as a principal of RV Resort Management Consultants, Inc. and was instrumental in the development of the Spokane R V Resort between 2001 and 2003. Between 1998 and 2001, Mr. Wallace was a founding partner of Ontera R V Resorts, Inc., a development that re-positioned RV Resorts throughout California. Prior to joining Ontera R V Resorts, Mr. Wallace was a director of financing for Westone Properties, Inc., and was responsible for raising capital to fund real estate development projects in British Columbia. The Company has not entered into any employment agreement in connection with Mr. Wallace’s appointment as chief executive officer. Mr. Wallace also serves as the Company’s chief financial officer, principal accounting officer and as a director.

(d)     Effective October 6, 2005, the board of directors appointed William Sherban as a new member of the board of directors to serve until the Company’s next shareholders meeting. The appointment of Mr. Sherban to the Company’s board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. Sherban except to authorize the issuance of twenty five thousand (25,000) restricted common shares of the Company’s stock to Mr. Sherban in consideration for his services as a director. The Company has not at this time determined whether Mr. Sherban will serve on any standing committee.

Mr.  Sherban’s was formally a partner at Thompson, Osen and Sherban, an insurance brokerage firm based in Vancouver, Canada during which time he was tribunalized with Lloyds of London. Over the last five years Mr. Sherban has been self-employed engaged primarily as an investor in development stage companies.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Solar Energy Limited

Signature                                                               Date

By: /s/ Andrew Wallace                                           October 6, 2005

Name: Andrew Wallace

Title: Chief Executive Officer